CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 2 to Form SB-2), to be filed on or around June 21, 2006, of our reports dated March 3, 2006, for the years ended December 31, 2005 and 2004, and dated February 17, 2005, for the years ended December 31, 2004 and 2003, relating to the financial statements of Radiant Logistics, Inc., which appear in such Registration Statement. We also consent to the reference to us as experts in matters of accounting and auditing in this Registration Statement.

/s/ Stonefield Josephson, Inc.

Los Angeles, CA
June 21, 2006